UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2010

PLAINS EXPLORATION & PRODUCTION COMPANY

(Exact name of registrant as specified in charter)

Delaware	33-0430755
(State of Incorporation)	(I.R.S. Employer Identification No.)

001-31470

(Commission File No.)

700 Milam, Suite 3100

Houston, Texas 77002

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (713) 579-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Plains Exploration & Production Company (“PXP”) issued a press release today providing an operational update and announcing an acquisition in the Eagle Ford oil shale trend. PXP agreed to acquire interests in approximately 60,000 net acres in the Eagle Ford oil and gas condensate windows in South Texas for $578 million in cash.

PXP will host a conference call at 8:00 a.m. Central time today. The press release is filed herewith as Exhibit 99.1 and the presentation materials for the call are filed herewith as Exhibit 99.2, both of which are incorporated herein by reference. The presentation materials will also be posted in the Investor Information section of PXP’s website, http://www.pxp.com.

The information presented under this Item 7.01 shall not be deemed “filed” under the Securities Exchange Act 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibit 99.1 – Plains Exploration & Production Company press release dated October 5, 2010.

Exhibit 99.2 – Presentation dated October 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date: October 5, 2010	/s/ NANCY I. WILLIAMS
Nancy I. Williams
Vice President—Accounting, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit 99.1 – Plains Exploration & Production Company press release dated October 5, 2010.

Exhibit 99.2 – Presentation dated October 2010.

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